SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2016

PEAK PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	005-87668	26-1973257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 N. Colorado Blvd, #734 Denver, CO	80206
(Address of principal executive offices)	(Zip Code)

303.415.2558

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)

On January 18, 2016, Soren Mogelsvang resigned as President and Chief Executive Officer of the Registrant.   Following his resignation as an officer, Mr. Mogelsvang continues to serve as a member of the Registrant’s board of directors.

Following the resignation of Mr. Mogelsvang as President and Chief Executive Officer of the Registrant, on January 19, 2016, the Board of Directors appointed Arnold Tinter as President and Chief Executive Officer of the Registrant.  Mr. Tinter was appointed as the Registrant’s Chief Financial Officer, Secretary and Treasury on October 15, 2013, and, in addition to his appointment as President and Chief Executive Officer, continues to hold those positions.   Reference is made to the Registrant’s annual report on Form 10-K for the fiscal year ended September 30, 2015, which was filed with the Securities and Exchange Commission on January 13, 2016, for disclosures regarding Mr. Tinter’s business experience and other matters.

On January 19, 2016, Vered Caplan resigned as a member of the Registrant’s Board of Directors.   Her resignation was not the result of any disagreement with the Registrant on any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peak Pharmaceuticals, Inc.

Dated: January 21, 2016	By:	/s/Arnold Tinter
	Name:	Arnold Tinter
	Title:	Chief Executive Officer

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